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                                                                 EXHIBIT 3.67(a)



                             ARTICLES OF AMENDMENT
                         OF A LIMITED LIABILITY COMPANY
                 FORMED UNDER THE LAWS OF THE STATE OF GEORGIA

     (Under Section 14-11-210 of the Georgia Limited Liability Company Act)



To the Secretary of State
State of Georgia



          FIRST: The name of the limited liability company (the "company") is Energy Resources, LLC.

          SECOND: The date the articles of organization of the company were filed in the Office of the Secretary of State of the State of Georgia is December 18, 1997.

          THIRD: The amendment to the articles of organization of the company is as follows:

          The name of the limited liability company (the "company") is Employee Claims Administration, LLC.



Executed on March 1, 1999.



                      Coal Ventures Holding Company, Inc.,
                       sole Member



                    By:/s/Illegible
                    Title____________________________
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Secretary of State
Corporation Division
Suite 315, West Tower
2 Martin Luther King Jr. Dr.
Atlanta, Georgia  30334-1530


                                    CONTROL NUMBER:    9744648
                                    EFFECTIVE DATE:    12/18/1997
                                    COUNTY:            FULTON
                                    REFERENCE:         0010
                                    PRINT DATE:        12/24/1997
                                    FORM NUMBER:       356



JEFF JEFFERSON
2700 LEXINGTON FINANCIAL CENTER
LEXINGTON KY  40507



                          CERTIFICATE OF ORGANIZATION

I Lewis A. Massey, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

                             ENERGY RESOURCES, LLS
                      A GEORGIA LIMITED LIABILITY COMPANY

has been duly organized under the laws of the State of Georgia on the effective date stated above by filing of articles of organization in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the city of Atlanta and the State of
Georgia on the date set forth above.
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                                                             /s/ Lewis A. Massey
                                                             -------------------
                                                                 LEWIS A. MASSEY
                                                              SECRETARY OF STATE

                            ARTICLES OF ORGANIZATION
                                      FOR
                             ENERGY RESOURCES, LLC

     The undersigned hereby forms a Georgia limited liability company pursuant to the Georgia Limited Liability Company Act as follows.

     1. The name of the limited liability company (the"company") shall be Energy Resources, LLC.

     2. The street address of the Company's initial registered office shall be 1201 Peachtree Street, Atlanta, Fulton County, Georgia 30361. The name of the Company's initial registered agent at that office shall be CT Corporation System.


                                    /s/ Jeff Jefferson
                                    Jeff Jefferson, Organizer